Exhibit 99.1

For Immediate Release Contact: Mary Ellen Fukuhara Starbucks Investor Relations (206) 318-4025

Starbucks Reports Second Quarter Fiscal 2003 Results

SEATTLE; April 24, 2003 – Starbucks Corporation (Nasdaq: SBUX) today announced revenues and earnings for its fiscal second quarter ended March 30, 2003.

For the 13 weeks ended March 30, 2003, consolidated net revenues increased 22 percent to $954 million from $783 million for the same 13-week period of fiscal 2002. Retail revenues increased 22 percent to $809 million, and specialty revenues increased 22 percent to $145 million. Comparable Company-operated store sales increased 7 percent as compared with the same 13-week period of fiscal 2002.

Net earnings for the 13-week period ended March 30, 2003, increased to $52.1 million from $31.7 million for the same period in fiscal 2002. Diluted earnings per share were $0.13 for the 13-week period ended March 30, 2003, compared to $0.08 for the comparable period in fiscal 2002. Net earnings for the 13-week period ended March 31, 2002, included a one-time charge of $18.0 million for litigation settlement. Excluding the one-time charge, net earnings increased 21 percent from the comparable 13-week period ended March 31, 2002. There were no similar one-time charges in the second quarter of 2003.

For the 26 weeks ended March 30, 2003, consolidated net revenues increased 23 percent to $2.0 billion from $1.6 billion for the same period in fiscal 2002. Retail revenues increased 23 percent to $1.7 billion, and specialty revenues increased 24 percent to $299 million. Comparable Company-operated store sales for the 26-week period ended March 30, 2003, increased 8 percent as compared to the same 26-week period in fiscal 2002.

Net earnings for the 26-week period ended March 30, 2003, increased 31 percent to $130.5 million from $99.4 million for the same period in fiscal 2002. Diluted earnings per share were $0.33 for the 26-week period ended March 30, 2003, compared to $0.25 per share for the comparable period in fiscal 2002. Net earnings for the 26-week period ended March 31, 2002, included a one-time charge recorded during the second quarter and a capital gain recorded during the first quarter of fiscal 2002. Excluding both the one-time charge and the capital gain, net earnings increased 27 percent from the comparable 26-week period ended March 31, 2002.

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Today, Starbucks also discussed the following fiscal 2003 targets:

•	Open approximately 1,200 new stores on a global basis, with refinements to the components of this target. In Continental North America the Company continues to expect to open 525 Company-operated locations and now plans to open approximately 275 licensed locations. Internationally, the Company continues to plan to open 75 locations in Company-operated markets and now plans to open approximately 325 locations in licensed markets.

•	Achieve comparable store sales growth of 3 to 7 percent, with monthly anomalies, for the remainder of the year.

•	Increase total revenues by approximately 20 percent for fiscal 2003.

•	Achieve earnings per share of $0.66-$0.67 for fiscal 2003. This reflects a recent adjustment from the previously stated target of $0.67-$0.68, as a result of the agreement to acquire Seattle Coffee Company, announced on April 16, 2003. Accordingly, we are refining our quarterly targets to reflect this impact and now expect earnings per share of $0.16 for the third quarter and a range of $0.17 - $0.18 for the fourth quarter.

•	Target an effective tax rate of 38.5 percent for the remainder of the fiscal year.

•	Capital expenditures for fiscal 2003 in the range of $400-425 million.

The Company will be holding a conference call today at 1:30 p.m. Pacific time, which will be hosted by Howard Schultz, chairman and chief global strategist, Orin Smith, president and chief executive officer and Michael Casey, executive vice president and chief financial officer. The call will be broadcast live over the Internet and can be accessed at the Company’s web site address of http://www.starbucks.com/aboutus/investor.asp. A replay of the call will be available from approximately 4:00 p.m. Pacific time today through 4:00 p.m. Pacific time on May 1, 2003, by calling 1-800-642-1687, reservation number 9638096 or by accessing it via the Company’s web site at http://www.starbucks.com/aboutus/investor.asp.

The Company’s consolidated financial statements, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications, and should be reviewed in conjunction with this press release.

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

	13 Weeks Ended			13 Weeks Ended

	March 30,	March 31,	%	March 30,	March 31,
	2003	2002	Change	2003	2002

	(in thousands, except per share data)			As a % of total net revenues
				(unless otherwise indicated)

Net revenues:
Retail	$809,317	$664,262	21.8%	84.8%	84.8%
Specialty	144,889	118,955	21.8%	15.2%	15.2%

Total net revenues	954,206	783,217	21.8%	100.0%	100.0%
Cost of sales and related occupancy costs	392,098	320,081		41.1%	40.9%
Store operating expenses	331,612	270,986		(a)41.0%	(a)40.8%
Other operating expenses	43,818	33,543		(b)30.2%	(b)28.2%
Depreciation and amortization expenses	57,961	49,972		6.1%	6.4%
General and administrative expenses	49,796	67,314		5.2%	8.6%
Income from equity investees	6,604	7,105		0.7%	0.9%

Operating income	85,525	48,426	76.6%	9.0%	6.2%
Interest and other income, net	1,239	2,135		0.1%	0.3%

Earnings before income taxes	86,764	50,561		9.1%	6.5%
Income taxes	34,713	18,838		3.6%	2.4%

Net earnings	$52,051	$31,723	64.1%	5.5%	4.1%

Net earnings per common share - diluted	$0.13	$0.08

Weighted average shares outstanding - diluted	399,622	397,861

(a)  Calculated as a percentage of retail revenues.

(b)  Calculated as a percentage of specialty revenues.

The following reconciliation of net earnings and earnings per share is provided to assist the reader with understanding the financial impact of a one-time item (unaudited and in thousands, except per share data):

	13 Weeks Ended			13 Weeks Ended

	March 30,	March 31,	%	March 30,	March 31,
	2003	2002	Change	2003	2002

Net earnings, as reported above	$52,051	$31,723	64.1%	$0.13	$0.08
Settlement charge included in General and administrative expenses (net of tax)	—	11,340		—	0.03

Net earnings, excluding one-time item	$52,051	$43,063	20.9%	$0.13	$0.11

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

	26 Weeks Ended			26 Weeks Ended

	March 30,	March 31,	%	March 30,	March 31,
	2003	2002	Change	2003	2002

	(in thousands, except per share data)			As a % of total net revenues
				(unless otherwise indicated)

Net revenues:
Retail	$1,658,803	$1,346,527	23.2%	84.7%	84.8%
Specialty	298,929	242,025	23.5%	15.3%	15.2%

Total net revenues	1,957,732	1,588,552	23.2%	100.0%	100.0%
Cost of sales and related occupancy costs	811,259	657,110		41.4%	41.4%
Store operating expenses	654,588	531,476		(a) 39.5%	(a) 39.5%
Other operating expenses	81,939	63,868		(b) 27.4%	(b) 26.4%
Depreciation and amortization expenses	115,346	100,273		5.9%	6.3%
General and administrative expenses	101,445	108,443		5.2%	6.8%
Income from equity investees	13,248	13,056		0.7%	0.8%

Operating income	206,403	140,438	47.0%	10.5%	8.8%
Interest and other income, net	5,735	4,628		0.3%	0.3%
Gain on sale of Starbucks Japan shares	—	13,361		0.0%	0.8%

Earnings before income taxes	212,138	158,427		10.8%	9.9%
Income taxes	81,681	58,984		4.1%	3.7%

Net earnings	$130,457	$99,443	31.2%	6.7%	6.2%

Net earnings per common share - diluted	$0.33	$0.25

Weighted average shares outstanding - diluted	399,427	394,917

(a)  Calculated as a percentage of retail revenues.

(b)  Calculated as a percentage of specialty revenues.

The following reconciliation of net earnings and earnings per share is provided to assist the reader with understanding the financial impact of one-time items (unaudited and in thousands, except per share data):

	26 Weeks Ended			26 Weeks Ended

	March 30,	March 31,	%	March 30,	March 31,
	2003	2002	Change	2003	2002

Net earnings, as reported above	$130,457	$99,443	31.2%	$0.33	$0.25
Gain on sale of Starbucks Japan shares (net of tax)	—	(8,417)		—	(0.02)
Settlement charge included in General and administrative expenses (net of tax)	—	11,340		—	0.03

Net earnings, excluding one-time item	$130,457	$102,366	27.4%	$0.33	$0.26

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 30,	September 29,
	2003	2002

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$250,401	$99,677
Short-term investments – Available-for-sale securities	240,111	217,302
Short-term investments – Trading securities	15,875	10,360
Accounts receivable, net	103,142	97,573
Inventories	203,212	263,174
Prepaid expenses and other current assets	50,608	42,351
Deferred income taxes, net	43,621	42,206

Total current assets	906,970	772,643
Equity and other investments	111,275	102,929
Property, plant and equipment, net	1,329,905	1,265,756
Other assets	42,071	43,691
Goodwill and other intangible assets	30,706	29,764

TOTAL ASSETS	$2,420,927	$2,214,783

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$144,831	$135,994
Accrued compensation and related costs	117,601	105,899
Accrued occupancy costs	46,064	51,195
Accrued taxes	29,195	54,244
Other accrued expenses	87,585	72,289
Deferred revenue	67,524	42,264
Current portion of long-term debt	716	710

Total current liabilities	493,516	462,595
Deferred income taxes, net	27,421	22,496
Long-term debt	4,719	5,076
Other long-term liabilities	726	1,036
Shareholders’ equity:
Common stock and additional paid-in capital	931,054	891,040
Other additional paid-in-capital	39,393	39,393
Retained earnings	932,186	801,728
Accumulated other comprehensive loss	(8,088)	(8,581)

Total shareholders’ equity	1,894,545	1,723,580

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,420,927	$2,214,783

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	26 weeks ended

	March 30, 2003	March 31, 2002

	(unaudited)
OPERATING ACTIVITIES:
Net earnings	$130,457	$99,443
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization expenses	124,761	107,866
Gain on sale of investment	—	(13,361)
Provision for impairment and asset disposals	(925)	6,971
Deferred income taxes, net	4,199	(11,557)
Equity in income of investees	(4,930)	(6,559)
Tax benefit from exercise of non-qualified stock options	18,020	24,976
Net amortization of premium and accretion of discount on marketable securities	2,648	—
Cash provided/(used) by changes in operating assets and liabilities:
Net purchases of trading securities	(5,443)	(3,577)
Inventories	60,655	48,672
Accounts payable	6,997	(27,655)
Accrued taxes	(25,160)	(39,617)
Deferred revenue	25,129	12,323
Other operating assets and liabilities	2,139	34,131

Net cash provided by operating activities	338,547	232,056
INVESTING ACTIVITIES:
Purchase of available-for-sale securities	(140,321)	(159,894)
Maturity of available-for-sale securities	62,401	2,000
Sale of available-for-sale securities	52,314	106,260
Net additions to equity, other investments and other assets	(2,897)	(7,744)
Proceeds from sale of equity investment	—	14,843
Additions to property, plant and equipment	(182,011)	(183,607)

Net cash used by investing activities	(210,514)	(228,142)
FINANCING ACTIVITIES:
Proceeds for the issuance of common stock	52,138	60,215
Principal payments on long-term debt	(350)	(347)
Repurchase of common stock	(30,144)	(1,829)

Net cash provided/(used) by financing activities	21,644	58,039
Effect of exchange rate changes on cash and cash equivalents	1,047	(179)

Net increase in cash and cash equivalents	150,724	61,774
CASH AND CASH EQUIVALENTS:
Beginning of the period	99,677	51,250

End of the period	$250,401	$113,024

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Segment Reporting

Starbucks Corporation is organized into a number of business units that correspond to the Company’s operating segments: North American Retail, Business Alliances and All other business units, which includes International Retail, international store licensing, grocery channel licensing, warehouse club accounts, interactive operations, equity investees and other initiatives.

The table below reconciles revenues by operating segment to total net revenues on the Consolidated Statements of Earnings for the periods indicated (unaudited, in thousands):

	13 Weeks Ended		26 Weeks Ended

	March 30,	March 31,	March 30,	March 31,
	2003	2002	2003	2002

North American Retail	$741,552	$616,618	$1,523,739	$1,250,473
International Retail	67,765	47,644	135,064	96,054

Subtotal Retail revenues	809,317	664,262	1,658,803	1,346,527
Business Alliances	71,295	53,374	142,921	107,349
All other business units (excluding International Retail)	110,333	79,170	225,647	163,959
Intersegment revenues	(36,739)	(13,589)	(69,639)	(29,283)

Subtotal Specialty revenues	144,889	118,955	298,929	242,025

Total net revenues	$954,206	$783,217	$1,957,732	$1,588,552

The table below presents operating income by operating segment, net of intersegment eliminations for the periods indicated (unaudited, in thousands):

	13 Weeks Ended		13 Weeks Ended

	March 30,	March 31,	March 30,	March 31,
	2003	2002	2003	2002

			(as a percentage of related revenues)
North American Retail	$115,897	$99,812	15.6%	16.2%
Business Alliances	13,502	11,424	18.9%	21.4%
All other business units	12,679	12,989	9.0%	11.5%
Unallocated corporate expenses (a)	(56,553)	(75,799)	n/a	n/a

Operating income	$85,525	$48,426	9.0%	6.2%

(a)	Includes general and administrative expenses and depreciation expenses of $6.8 million and $8.5 million on general and administrative related assets in 2003 and 2002, respectively. The fiscal 2002 expenses include the $18.0 million litigation settlement charge.

The table below presents operating income by operating segment, net of intersegment eliminations for the periods indicated (unaudited, in thousands):

	26 Weeks Ended		26 Weeks Ended

	March 30,	March 31,	March 30,	March 31,
	2003	2002	2003	2002

			(as a percentage of related revenues)
North American Retail	$265,800	$210,748	17.4%	16.9%
Business Alliances	29,201	26,095	20.4%	24.3%
All other business units	27,552	29,805	9.5%	12.9%
Unallocated corporate expenses (b)	(116,150)	(126,210)	n/a	n/a

Operating income	$206,403	$140,438	10.5%	8.8%

(b)	Includes general and administrative expenses and depreciation expenses of $14.7 million and $17.8 million on general and administrative related assets in 2003 and 2002, respectively. The fiscal 2002 expenses include the $18.0 million litigation settlement charge.

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Austria and Switzerland

In March 2003, the Company announced plans to acquire its licensed operations in Austria and Switzerland from its partner, Bon appétit Group. Starbucks anticipates the acquisition will be completed in the Company’s third fiscal quarter and will not have a significant impact to its fiscal 2003 financial results.

The Company’s 19.5 percent equity ownership interests in both of these licensed operations had previously been accounted for under the cost method. As a result of the acquisition announcement and the Company’s ability to exert significant influence over operating and financial policies, Starbucks determined that the equity method of accounting should be applied for these investments. As required under generally accepted accounting principles, the prior periods have been adjusted as if these investments were always accounted for under the equity method. The following table summarizes the impacts, which resulted in a cumulative loss adjustment of $4.6 million:

	13 Weeks			26 Weeks	52 Weeks	52 Weeks
	Ended	13 Weeks Ended		Ended	Ended	Ended

	December 29,	December 30,	March 31,	March 31,	September 29,	September 30,
	2002	2001	2002	2002	2002	2001

Net earnings, before restatement	$79,973	$68,355	$32,077	$100,432	$215,073	$181,210
Restatement of income from equity investees	(1,567)	(635)	(354)	(989)	(2,274)	(784)

Net earnings, after restatement	$78,406	$67,720	$31,723	$99,443	$212,799	$180,426

Net earnings per common share – diluted:
Before restatement	$0.20	$0.17	$0.08	$0.25	$0.54	$0.46

After restatement	$0.20	$0.17	$0.08	$0.25	$0.54	$0.46

Consolidated Balance Sheets – Detail

Inventories consist of the following (in thousands):

	March 30,	September 29,
	2003	2002

	(unaudited)
Coffee:
Unroasted	$71,849	$128,173
Roasted	29,875	35,770
Other merchandise held for sale	61,630	65,403
Packaging and other supplies	39,858	33,828

Total	$203,212	$263,174

Property, plant and equipment are recorded at cost and consist of the following (in thousands):

	March 30,	September 29,
	2003	2002

	(unaudited)
Land	$11,414	$11,310
Buildings	54,465	30,961
Leasehold improvements	1,213,665	1,131,382
Roasting and store equipment	571,632	516,129
Furniture, fixtures and other	348,218	282,068

	2,199,394	1,971,850
Less accumulated depreciation and amortization	(928,382)	(814,427)

	1,271,012	1,157,423
Work in progress	58,893	108,333

Property, plant and equipment, net	$1,329,905	$1,265,756

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Systemwide Retail Store Sales

Systemwide retail store sales are used by industry analysts and by management to measure global penetration of Starbucks retail stores. However, this measure does not capture revenues generated in non-retail-store channels, such as foodservice accounts, warehouse club accounts, interactive operations, distribution through the Company’s grocery channel, or any of the external sales of bottled Frappuccino®, Starbucks DoubleShot™, or Tazo tea products.

Systemwide retail store sales, which include net sales for both Company-operated and licensed retail stores, were as follows (in millions):

	13 Weeks Ended		26 Weeks Ended

	March 30,	March 31,	March 30,	March 31,
	2003	2002	2003	2002

Company-operated retail stores sales(1)	$809	$664	$1,659	$1,347
Licensed retail stores sales(2)	306	231	600	458

Total	$1,115	$895	$2,259	$1,805

(1)	Company-operated retail store sales are reflected as “Retail” revenues on the accompanying consolidated statements of earnings.

(2)	Includes retail store sales as reported by domestic and international licensees. Portions of these sales may be estimated due to timing of periodic reporting by licensees.

The increases in systemwide retail store sales of 25 percent for both the 13-week and 26-week periods ended March 30, 2003, compared to the same periods in fiscal 2002 are primarily due to the opening of 1,090 stores in the last 12 months and strong comparable store sales growth in North America.

Store Counts

The Company’s store data for the periods presented are as follows:

	Net stores opened during the
	26-week period ended
			Stores open as of
	March 30, 2003	March 31, 2002	March 30, 2003

Continental North America:
Company-Operated Stores	227	307	3,723
Licensed Stores	151	153	1,229

	378	460	4,952
International:
Company-Operated Stores	33	55	417
Licensed Stores	161	144	1,089

	194	199	1,506

Total Stores	572	659	6,458

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Additional Information

The following reconciliation of earnings before income taxes and earnings before income taxes as a percentage of total net revenues is provided to assist the reader with understanding the financial impact of one-time items (unaudited and in thousands, except per share data):

	26 Weeks Ended			26 Weeks Ended

	March 30,	March 31,	%	March 30,	March 31,
	2003	2002	Change	2003	2002

Earnings before income taxes, as reported	$212,138	$158,427	33.9%	10.8%	9.9%
Gain on sale of Starbucks Japan shares	—	(13,361)		—	(0.8%)
Settlement charge included in General and administrative expenses	—	18,000		—	1.2%

Earnings before income taxes, excluding one-time items	$212,138	$163,066	30.1%	10.8%	10.3%

Starbucks Coffee Company is the leading retailer, roaster and brand of specialty coffee in the world, with more than 6,000 retail locations in North America, Latin America, Europe, the Middle East and the Pacific Rim. The Company is committed to offering the highest quality coffee and the Starbucks Experience while conducting its business in ways that produce social, environmental and economic benefits for communities in which it does business. In addition to its retail operations, the Company produces and sells bottled Frappuccino® coffee drinks, Starbucks DoubleShot™ coffee drink, and a line of superpremium ice creams through its joint venture partnerships. The Company’s other brands enhance theStarbucks Experience through best-of-class products: Tazo Tea Company offers a line of innovative premium teas, and Hear Music produces and distributes a line of exceptional compact discs.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including anticipated store openings, comparable store sales expectations, trends in or expectations regarding the Company’s revenue growth, capital expenditures, effective tax rate, net earnings and earnings per share results, are all based on currently available operating, financial, and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors including but not limited to, coffee and other raw material prices and availability, successful execution of internal performance and expansion plans, fluctuations in U.S. and international economies, any economic ramifications from the war in the Middle East, any incidents of terrorism, or other international events or developments, the impact of competition, the effect of legal proceedings, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

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